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                                                                    Exhibit 21.1

                              List of Subsidiaries



1.   Essex Portfolio, L.P., a California limited partnership
2.   Essex Management Corporation, a California corporation
3.   Essex-Palisades Facilitator, a California limited partnership
4.   Essex Sunpointe Limited, a California limited partnership
5.   Essex Washington Interest Partners, a California general partnership
6.   Essex San Ramon Partners L.P., a California limited partnership
7.   Essex Bristol Partners, L.P., a California limited partnership
8.   Essex Fidelity I Corporation, a California corporation
9.   Essex Camarillo Corporation, a California corporation
10.  Essex Camarillo L.P., a California limited partnership
11.  Essex Meadowood Corporation, a California corporation
12.  Essex Meadowood, L.P., a California limited partnership
13.  Essex Bunker Hill Corporation, a California corporation
14.  Essex Bunker Hill, L.P., a California limited partnership
15.  Essex Treetops Corporation, a California corporation
16.  Essex Treetops, L.P., a California limited partnership
17.  Essex Bluffs, L.P., a California limited partnership
18.  Essex Huntington Breakers, L.P., a California limited partnership
19.  Essex Stonehedge, L.P., a California limited partnership
20.  Essex Bridle Trails, L.P., a California limited partnership
21.  Essex Spring Lake, L.P., a California limited partnership
22.  Essex Maple Leaf, L.P., a California limited partnership
23.  Fountain Court Apartment Associates, L.P., a Washington limited partnership
24.  Essex Fountain Court, LLC, a Washington limited liability company
25.  Essex Inglenook Court, LLC, a Delaware limited liability company
26.  Essex Wandering Creek, LLC, a Delaware limited liability company
27.  Essex Fairways, LLC, A California limited liability company
28.  Essex Columbus, LLC, a Delaware limited liability company
29.  Essex Loraine, LLC, a Delaware limited liability company
30.  Essex Glenbrook, LLC, a Delaware limited liability company
31.  Essex Euclid, LLC, a Delaware limited liability company
32.  Essex Loraine, Inc., a California corporation
33.  Essex Columbus, Inc., a California corporation
34.  Richmond Essex L.P., a California limited partnership
35.  Essex Chesapeake L.P., a California limited partnership
36.  Essex Los Angeles L.P., a California limited partnership
37.  Essex Woodland Apartments L.P., a California limited partnership
38.  Essex The Crest L.P., a California limited partnership
39.  Richmond Essex, Inc., a California corporation
40.  Essex City Heights Corporation, a Delaware corporation
41.  Essex VFGP Corporation, a Delaware corporation
42.  Essex Anaheim, LLC, a Delaware limited liability company
43.  Jackson School Village, L.P. a California limited partnership